Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

NB Crossroads Private Markets Access Fund LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Shares of Limited Liability Company Interests	457(o)	$500,000,000		$500,000,000	0.00011020	$55,100
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$500,000,000		$55,100 (3)
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due					$55,100 (3)		$55,100 (3)

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered (4)	Maximum Aggregate Offering Price of Securities Previously Registered (4)	Form Type	File Number	Initial Effective Date
Equity	Shares of Limited Liability Company Interests	$500,000,000	$500,000,000	N-2	333-239934	December 15, 2020

(1)	The Registrant hereby offers up to an additional $500,000,000 of shares of limited liability company interests pursuant to this Registration Statement, for a maximum aggregate amount of $1,000,000,000 of shares of limited liability company interests, including the Registration Statement File No. 333-239934, dated December 15, 2020, as amended, previously filed by the Registrant on Form N-2 (the “Prior Registration Statement”), as amended hereby. The offering currently includes Institutional Class Shares, Class A-1 Shares and Class A-2 Shares.

(2)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.

(3)	Calculated pursuant to Rule 457(o) and paid in connection with the filing of this Registration Statement on June 30, 2023. Amount represents $55,100 to register the additional $500,000,000 of shares of limited liability company interests registered hereby under this Registration Statement, for a total maximum offering price under the Registration Statement, including the Prior Registration Statement, of $1,000,000,000.

(4)	Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus in this Registration Statement also relates to the offering of $500,000,000 of shares of limited liability company interests that were previously registered pursuant to the Prior Registration Statement. $54,550 was previously paid by the Fund to register $500,000,000 of shares of limited liability company interests under the Prior Registration Statement.
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